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                                                                     EXHIBIT 8.1
                    [LETTERHEAD OF VINSON & ELKINS L.L.P.]


                                 May 24, 2002


Inergy, L.P.
1101 Walnut, Suite 1500
Kansas City, Missouri 64106

         RE:      INERGY, L.P.; REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as counsel to Inergy, L.P., a Delaware limited partnership (the "Partnership"), Inergy GP, LLC, a Delaware limited liability company and the managing general partner of the Partnership (the "Managing General Partner"), and Inergy Holdings, LLC, a Delaware limited liability company and the non-managing general partner of the Partnership (the "Non-Managing General Partner" and collectively with the Managing General Partner, the "General Partners"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale of up to 1,610,000 common units representing limited partner interests in the Partnership (the "Common Units") pursuant to a Registration Statement on Form S-1 (the "Registration Statement"). In connection therewith, we prepared the discussion set forth under the caption "Tax Considerations" in the Registration Statement (the "Discussion"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

         All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its General Partners, included in the Discussion, as to which we express no opinion).
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May 24, 2002

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/ Vinson & Elkins L.L.P.
                                             -----------------------------------
                                             VINSON & ELKINS L.L.P.